Exhibit 10.20

AMENDMENT NO.1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of June 28, 2024 (the “Amendment Effective Date”), by and between LB Pharmaceuticals Inc, a Delaware corporation (the “Company”), and Zachary Prensky, an individual residing at *** (the “Executive,” and together with the Company, the “Parties”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (defined below).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement, made as of August 25, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, acknowledge and agree as follows:

1. Section 3(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

Base Salary. Subject to the terms set forth herein, in consideration for all services rendered by the Executive to the Company, the Company shall pay the Executive an annual base salary of Five Hundred Thousand Dollars and No Cents ($500,000.00) (“Annual Base Salary”) in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time for executive employees, but no less frequently than semi-monthly. The Executive shall be classified as exempt from overtime and the Executive understands and acknowledges that the Executive is not entitled to overtime compensation and that the Annual Base Salary is intended to compensate the Executive for all hours worked.

2. Subject to Board approval, the Company shall grant to the Executive an option to purchase 1,500,000 shares of Common Stock of the Company under the Plan, as amended (the “Second Option”) at an exercise price per share to be determined by the Board from time to time. The Second Option shall vest and become exercisable as follows: 12/48ths of the shares initially subject to the Second Option shall vest upon the first anniversary of the Amendment Effective Date, and the balance of the shares subject to the Second Option shall vest at a rate of 1/48th per month over the following 36 months, in each case subject to the Executive’s Continuous Service Status (as defined in the Plan). The Second Option shall be subject to other standard terms and conditions, not inconsistent with the foregoing, as are contained in the Company’s standard form of Notice of Grant and Stock Option Agreement.

3. The Executive hereby consents to the terms set forth in this Amendment and acknowledges and agrees that the terms set forth herein do not constitute “Good Reason,” “Cause” and/or any term with any similar meaning or import under the Employment Agreement. The Executive represents that the Executive’s decision to enter into this Amendment is completely voluntary. Except as otherwise expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement and this Amendment, together with those documents or other agreements between the parties expressly referenced or otherwise incorporated therein, set forth the entire understanding between the parties with regard to the subject matter hereof and supersede any prior oral discussions or written communications and agreements. This Amendment may not be modified or amended except by an instrument in writing signed by the Parties.

[Signature page follows]

The Parties have executed this Amendment No. 1 to Employment Agreement on the day and year first written above.

LB PHARMACEUTICALS INC

By:	/s/ Marc Panoff
Name:	Marc Panoff
Title:	Senior Vice President of Finance

EXECUTIVE

/s/ Zachary Prensky
Zachary Prensky

[Signature page to Amendment No. 1 to Executive Employment Agreement]